Exhibit 99.2

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

On February 9, 2015, Orbital ATK, Inc. (the “Company”) completed an all-stock, tax-free business combination with Orbital Sciences Corporation (“Orbital”) pursuant to a transaction agreement dated April 28, 2014 whereby each outstanding share of Orbital common stock was converted into 0.449 shares of Company common stock (the “Merger”). The Company issued approximately 27.4 million shares of Company common stock to Orbital stockholders in connection with the Merger.  Immediately following the Merger, Orbital stockholders owned 46.2% of the common stock of the Company and Company stockholders owned 53.8%.  Based on the closing price of the Company common stock following the Distribution (as defined below) on February 9, 2015 as reported on the New York Stock Exchange, the aggregate value of the consideration paid or payable to former holders of Orbital common stock was approximately $1.8 billion.

Immediately preceding this Merger transaction, also on February 9, 2015 the Company completed a tax-free spin-off of its Sporting Group to its stockholders (the “Distribution”).  The business comprising Sporting Group was presented as discontinued operations in the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed on May 29, 2015 with the Securities and Exchange Commission (“SEC”), and accordingly, is excluded from this pro forma presentation.

The following unaudited pro forma condensed consolidated statement of income information presents the combination of historical income from continuing operations of the Company and Orbital, adjusted based on the assumptions and adjustments described in the accompanying notes hereto, to give effect to the Merger with Orbital, as if it had occurred on April 1, 2014 for the Company and January 1, 2014 for Orbital, as described below.

The historical financial information was adjusted to give effect to events that are directly attributable to the Merger and factually supportable and that are expected to have a continuing impact.  The pro forma statement of income information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the Merger.  In addition, the pro forma statement of income information does not purport to be indicative of operating results of the combined company that would have occurred if the Merger were complete as of the beginning of the period presented, nor does it purport to project the future operating results of the combined company.

The Merger has been accounted for using the acquisition method of accounting, with the Company treated as the accounting acquirer.

It should be noted that Orbital had a different fiscal year than the Company.  Accordingly, the unaudited pro forma condensed consolidated statement of income information for the year ended March 31, 2015 has been derived from the Company’s historical consolidated statement of comprehensive income for the year then ended and from Orbital’s historical consolidated statement of comprehensive income for the year ended December 31, 2014.

The pro forma statement of income information should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and Orbital for the applicable periods:

•                  separate historical audited financial statements of the Company as of and for the fiscal year ended March 31, 2015 and the related notes included in the Company’s Annual Report on Form 10-K for such period filed with the SEC on June 1, 2015; and

•                  separate historical audited financial statements of Orbital as of and for the year ended December 31, 2014 included in this Current Report on Form 8-K.

Orbital ATK, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended March 31,2015

(dollars in thousands)

		Orbital
	ATK	December 31, 2014	Pro Forma		Pro Forma
	(as reported)	(as reported)	Adjustments		Consolidated

Sales	$3,173,967	$1,345,523	$(285,636	)(a)(b)	$4,233,854
Cost of Sales	2,469,865	1,114,873	(250,681	)(a)(b)	3,334,057
Gross Profit	704,102	230,650	(34,955)		899,797
Operating Expenses:
Research and development	49,349	48,846	(3,984	)(a)	94,211
Selling	89,941	31,408	(4,080	)(a)	117,269
General and administrative	298,559	84,602	(5,637	)(a)(c)	377,524
Goodwill impairment	34,300	—	—		34,300
Income from continuing operations before interest, income taxes, and noncontrolling interest	231,953	65,794	(21,254)		276,493
Interest expense and other, net	(88,676)	56,302	38,747	(d)	6,373
Loss on extinguishment of debt	(26,626)	—	—		(26,626)
Income from continuing operations before income taxes and noncontrolling interest	116,651	122,096	17,493		256,240
Income taxes	39,117	44,497	6,297	(e)	89,911
Net income from continuing operations before noncontrolling interest	77,534	77,599	11,196		166,329
Less net income attributable to noncontrolling interest	99	—	—		99
Income from continuing operations of Orbital ATK, Inc.	$77,435	$77,599	$11,196		$166,230

Earnings per common share from continuing operations:
Basic	$2.18				$2.65
Diluted	$2.14				$2.61

Weighted-average number of common shares outstanding:
Basic	35,469			(f)	62,828
Diluted	36,140			(f)	63,783

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Basis of Presentation

On February 9, 2015, Orbital ATK, Inc. (the “Company”) completed an all-stock, tax-free business combination with Orbital Sciences Corporation (“Orbital”) pursuant to a transaction agreement dated April 28, 2014 whereby each outstanding share of Orbital common stock was converted into 0.449 shares of Company common stock (the “Merger”). The Company issued approximately 27.4 million shares of Company common stock to Orbital stockholders in connection with the Merger.  Immediately following the Merger, Orbital stockholders owned 46.2% of the common stock of the Company and Company stockholders owned 53.8%.  Based on the closing price of the Company common stock following the Distribution (as defined below) on February 9, 2015 as reported on the New York Stock Exchange, the aggregate value of the consideration paid or payable to former holders of Orbital common stock was approximately $1.8 billion.

Immediately preceding this Merger transaction, also on February 9, 2015 the Company completed a tax-free spin-off of its Sporting Group to its stockholders (the “Distribution”).  The business comprising Sporting Group was presented as discontinued operations in the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the Securities and Exchange Commission on May 29, 2015, and accordingly, is excluded from this pro forma presentation.

The unaudited pro forma condensed consolidated statement of income information presents the combination of historical income from continuing operations of the Company and Orbital, adjusted based on the assumptions and adjustments described in the accompanying notes hereto, to give effect to the Merger with Orbital as if it occured on April 1, 2014 for the Company and January 1, 2014 for Orbital, as described below.

Orbital had a different fiscal year than the Company.  Accordingly, the unaudited pro forma condensed consolidated statement of income information for the year ended March 31, 2015 has been derived from the Company’s historical consolidated statement of comprehensive income for the year then ended and from Orbital’s historical consolidated statement of comprehensive income for the year ended December 31, 2014.

The Merger has been accounted for using the acquisition method of accounting, with the Company treated as the accounting acquirer.

Pro Forma Adjustments and Reclassifications

The following pro forma adjustments are reflected in the pro forma statement of income information. All adjustments are based on current valuations, estimates and assumptions.

(a)         Orbital results: As the Company’s March 31, 2015 statement of income includes Orbital post-Merger results from February 9, 2015 to March 31, 2015 (sales of approximately $191 million and pre-tax income of approximately $16 million), these pro forma adjustments include the elimination of such results.

(b)         Sales and Cost of Sales:  Existing sales and cost of sales between the Company and Orbital of approximately $95 million were eliminated.

(c)          General and administrative expenses:  Approximately $43 million of expense was recorded pertaining to the amortization of intangible assets acquired; depreciation expense of approximately $5 million was added based upon the fair values of property, plant and equipment acquired; approximately $3 million of expense was added attributable to the conversion of Orbital restricted stock units (“RSUs”) to RSUs of the Company; and approximately $1 million of historical Orbital intangible asset amortization expense was eliminated.  Additionally, approximately $46 million of transaction fees for advisory, legal and accounting services were eliminated.

(d)         Interest expense:  Approximately $88 million and $4 million of existing interest expense of the Company and Orbital, respectively, was eliminated and replaced with approximately $54 million of consolidated interest expense in conjunction with a reduction in debt and interest costs of the Company attributable to the Merger.  A rate change of 12.5 basis points on the Company’s refinanced variable debt would change annual interest expense by $1.6 million.

(e)          Income taxes:  The effect of the applicable tax provision on the pro forma adjustments presented in the pro forma statement of income was recorded at an effective income tax rate of 36%.

(f)           Shares issued:  The effect of issuance of approximately 27.4 million additional shares of the Company in connection with the Merger was added.  The additional shares were reflected as if issued and outstanding as of April 1, 2014 and throughout the fiscal year ended March 31, 2015.